UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                              Filed by a party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

INSTALLED BUILDING PRODUCTS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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IMPORTANT ANNUAL MEETING INFORMATION

Vote by Internet
• Go to www.envisionreports.com/IBP
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders of Installed Building Products, Inc. to be held on May 31, 2018 at 10:00 a.m. Eastern Time. The Annual Meeting will be conducted as a virtual meeting of stockholders by means of a live webcast. To participate in the Annual Meeting, please visit www.meetingcenter.io/244001279. To access the virtual meeting you must have the information that is printed in the shaded bar on this form. The password for the meeting is IBP2018.

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the Annual Meeting are available on the Internet. Follow the instructions below to view the materials and vote online or to request a paper copy of the proxy materials. The items to be voted on are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to stockholders are available at:

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to www.envisionreports.com/IBP to view the materials.

Step 2: Click on Cast Your Vote or Request Materials.

Step 3: Follow the instructions on the screen to log in.

Step 4: Make your selections as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 21, 2018 to facilitate timely delivery.

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Notice of Annual Meeting of Stockholders

The Annual Meeting of Stockholders of Installed Building Products, Inc. will be held on May 31, 2018 at 10:00 a.m. Eastern Time. The Annual Meeting will be conducted as a virtual meeting of stockholders by means of a live webcast. To participate in the Annual Meeting, please visit www.meetingcenter.io/244001279. To access the virtual meeting you must have the information that is printed in the shaded bar on the reverse side of this form. The password for the meeting is IBP2018.

Proposals to be voted on at the meeting are listed below, along with the Board of Directors’ recommendations.

The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2, 3 and 4.

1.	To elect Margot L. Carter, Robert H. Schottenstein and Michael H. Thomas as directors to serve for three-year terms.
2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.
3.	To approve, on a non-binding advisory basis, the compensation of our named executive officers.
4.	To approve the material terms and performance criteria of our 2014 Omnibus Incentive Plan.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online, vote by telephone or request a paper copy of the proxy materials to receive a proxy card.

Here’s how to order a paper copy of the proxy materials and select a future delivery preference:
Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.
Email copies: Current and future email delivery requests must be submitted via the Internet by following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

à	Internet – Go to www.envisionreports.com/IBP. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the proxy materials and submit your preference for email or paper delivery of future proxy materials.

à	Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the proxy materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

à	Email – Send email to investorvote@computershare.com with “Proxy Materials Installed Building Products, Inc.” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current proxy materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 21, 2018.

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